AGREEMENT AND PLAN OF MERGER

BY AND AMONG JUVA LIFE INC.
and

JUVA HOLDINGS (CALIFORNIA) LTD.

and

JUVA LIFE INC.

Dated as of May 15, 2019

Execution Version

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on May 15, 2019, by and among Juva Life Inc., a company incorporated under the laws of the Province of British Columbia ("Parent"), Juva Holdings (California) Ltd., a company incorporated under the laws of the State of California ("SubCo") and Juva Life Inc. a company incorporated under the laws of the State of California (the "Company").

W I T N E S S E T H :

WHEREAS, the Board of Directors of each of SubCo, Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for SubCo to be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of Parent, SubCo and the Company have approved the Merger in accordance with the California Corporations Code (the "CCC") and other applicable law upon the terms and subject to the conditions set forth herein and in the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger");

WHEREAS, Parent, as the sole stockholder of SubCo, has approved this Agreement, the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger;

WHEREAS, as of or prior to the Closing (as defined below), not less than the requisite stockholders of the Company (the "Stockholders") as required by the CCC shall have approved, by written consent or by a vote at a duly noticed meeting of the Stockholders pursuant to the CCC, this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger; and

WHEREAS, the parties hereto intend that the Merger contemplated herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I. THE MERGER

Section 1.01 Merger.  Subject to the terms and conditions of this Agreement and the Certificate of Merger, SubCo shall be merged with and into the Company in accordance with the CCC. At the Effective Time (as defined below), the separate legal existence of SubCo shall cease and the Company shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of California under a name to be determined by the Company and the Parent.

Section 1.02 Effective Time. The Merger shall become effective upon the filing of an agreement of merger with the Secretary of State of the State of California in accordance with the CCC. The Merger shall become effective upon such filing or at such other time as the parties shall agree and as shall be specified in the agreement of merger. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time."

Section 1.03 Closing. The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time (the date thereof, the "Closing Date"). The Closing shall occur at the offices of McMillan LLP referred to in Section 10.01 hereof. At the Closing, all of the documents, certificates, agreements, and instruments referenced in Article VII will be executed and delivered as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

Section 1.04  Certificate of Incorporation, By-laws, Directors and Officers.

(a)
The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation in all respects, except solely for the name of the Surviving Corporation, which shall be as set forth in Section 1.01, from and after the Effective Time until amended in accordance with applicable law and the provisions set forth in such Certificate of Incorporation.

(b)
The By-laws of the Company, as in effect immediately prior to the Effective Time, attached hereto as Exhibit C, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation and such By-laws.

(c)
The directors and officers listed in Exhibit D hereto shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By- laws of the Surviving Corporation.

Section 1.05 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of SubCo and the Company (collectively, the "Constituent Corporations"); and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Section 1.06 Manner and Basis of Converting Shares.

(a)	At the Effective Time:

(i)
each share of common stock, no par value per share, of SubCo that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) share of common stock, no par value per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

(ii)
the shares of common stock, without par value, of the Company (the "Company Stock") beneficially owned by the Stockholders listed in Schedule 1.06 (other than shares of Company Stock as to which appraisal rights are perfected pursuant to the applicable provisions of Chapter 13 of the CCC and not withdrawn or otherwise forfeited and shares of Company Stock set forth in Section 1.06(a)(iii) hereof), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of common stock, without par value of Parent (the "Parent Common Stock") specified in Schedule 1.06 for each of the Stockholders, which, at the Closing Date will be equal to one (1.00) share of Parent Common Stock for each one (1.00) share of Company Stock; and

(iii)	each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist.

(b)
The parties hereby agree that Schedule 1.06 may be updated by the Company up until the Effective Time to make any modifications to the number of shares of Parent Common Stock to be received by the Stockholders at the Effective Time for each one (1.00) share of Company Stock that may be required as a result of (i) certain anti-dilution protections that may be applicable to shares of Company Stock held by certain Stockholder(s) of the Company (if applicable), as further set forth in Schedule 1.06, or (ii) any other event or occurrence after the date hereof and before the Effective Time that requires such a modification.

(c)
After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

Section 1.07   Surrender and Exchange of Certificates. Promptly after the Effective Time and upon surrender of a certificate or certificates representing shares of Company Stock, if any, or an affidavit and indemnification in form reasonably acceptable to counsel for Parent stating that such Stockholder has lost its certificate or certificates, if any, or that such have been destroyed or that no such certificate was delivered, Parent shall issue to each record holder of Company Stock surrendering such certificate or certificates, or affidavit and indemnification, as applicable, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Common Stock that such Stockholder shall be entitled to receive as set forth in Section 1.06(a)(ii) hereof.

Until the certificate or certificates, or affidavit and indemnification, as applicable, is or are surrendered as contemplated by this Section 1.07, each certificate that immediately prior to the Effective Time represented any outstanding shares of Company Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the number of shares of Parent Common Stock specified in Schedule 1.06 hereof for the holder thereof or to perfect any rights of appraisal that such holder may have pursuant to the applicable provisions of Chapter 13 of the CCC.

Section 1.08 Parent Common Stock. Parent agrees that it will cause the Parent Common Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.06(a)(ii) to be available for such purposes.

Section 1.09  Treatment of Company Warrants & Options.

(a)
The Company Warrants shall cease to represent a right to acquire shares of Company Stock and shall provide the right to acquire shares of Parent Common Stock, all in accordance with the adjustment provisions provided in the certificates representing the Company Warrants,

(b)
Any unexercised Company Options shall cease to represent a right to acquire shares of Company Stock and, once a plan has been established in Parent Company, shall provide the right to acquire shares of Parent Common Stock as per terms of the Plan.

Section 1.10 CSE Listing. In connection with the Merger, Parent will file a prospectus with the British Columbia Securities Commission and apply for a listing on the CSE.

Section 1.11 Operation of Surviving Corporation. The Company acknowledges that upon the effectiveness of the Merger, and the material compliance by Parent and SubCo with their respective duties and obligations hereunder, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

Section 1.12 Hold Period on Company Shares. The Company acknowledges that in addition to hold periods and corresponding legends to be applied pursuant to applicable law, the subscription agreements for the shares of Company Stock issued pursuant to the private placement of units by the Company at $0.35 per unit, provided for the following voluntary hold-periods:

(a)	40% of the shares of Company Stock will not be offered, sold, transferred, pledged, hypothecated or otherwise trade before the date that is four months after the listing date; and

(b)	50% of the shares of Company Stock will not be offered, sold, transferred, pledged, hypothecated or otherwise traded before the date that is six months after the listing date.

Section 1.13 Further Assurances. From time to time, from and after the Effective Time, as and when reasonably requested by Parent, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further actions as Parent or its successors or assigns reasonably may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company, or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and SubCo as follows, and acknowledges that Parent and Acquisition Corp are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

Section 2.01 Organization, Standing, Subsidiaries, Etc.

(a)
The Company is a corporation duly organized and existing in good standing under the laws of the State of California and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and SubCo prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

(b)	The Company is not a "reporting issuer" or equivalent in any jurisdiction and to the knowledge of the Company, no Company Stock is listed or quoted on a stock exchange or stock trading system;

(c)
The Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business except as set forth on Schedule 2.01.

Section 2.02 Qualification. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company taken as a whole (the "Condition of the Company").

Section 2.03 Capitalization of the Company. The authorized capital stock of the Company consists of 150,000,000 authorized of shares of Company Stock, of which there are 86,055,636 Company Shares issued and outstanding. All of such issued and outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable and none of such shares have been issued in violation of the preemptive rights of any natural person, corporation, business trust, association, limited liability company, partnership, joint venture, other entity, government, agency or political subdivision (each, a "Person"). The offer, issuance and sale of such Company Shares were (a) exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) effected in conformity with all other applicable securities laws. None of such shares of Company Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or "Blue Sky" law. Except as otherwise set forth in this Agreement or the Disclosures, the Company has no outstanding options, rights or commitments to issue Company Stock or other securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Stock or other securities of the Company.

Section 2.04 Indebtedness. The Company has no Indebtedness for Borrowed Money, except as set forth on Schedule 2.04 or disclosed in the Financial Statements (as defined below). For purposes of this Agreement, "Indebtedness for Borrowed Money" shall mean (i) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (ii) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (iii) all such Indebtedness guaranteed by the Company. Furthermore, for purposes of this Agreement, "Indebtedness" shall mean any obligation of the Company which, under generally accepted accounting principles in the United Stated ("GAAP"), is required to be shown on the Financial Statements of the Company as a liability.

Section 2.05 Company Stockholders. Schedule 2.05 hereto contains a true and complete list of the names of the record owners of all of the outstanding shares of Company Stock, together with the number of securities held or to which such Person has rights to acquire. To the knowledge of the Company, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

Section 2.06 Rights to Acquire Securities. At Closing, there will be no agreement, right or option:

(a)	to require the Company to issue any common shares, or any other security convertible or exchangeable into Company Stock, or to convert or exchange any securities into or for Company Stock;

(b)	to require the Company to purchase, redeem or otherwise acquire any of its issued and outstanding Company Stock; or

(c)	to which the Company is a party with respect to the purchase and sale, assignment or other transfer of the issued and outstanding shares of the Company, except for this Agreement.

Section 2.07 Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the "Merger Documents") have been duly authorized by the Board of Directors of the

Company and, as of the Closing, shall have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken or will have been taken at or prior to the Closing.

Section 2.08 Compliance with Laws and Instruments. The business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company. To the Company's knowledge, the execution, delivery and performance by the Company of the Merger Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing, (b) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (iv) any provision of the Certificate of Incorporation or By-laws of the Company, (c) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company, and (d) will not result in the creation or imposition of any Lien upon any property or asset of the Company. As used in this Agreement "Lien" shall mean any claim, lien, pledge, assignment, option, charge, easement, license, restraint, security interest, encumbrance, mortgage or other right or obligation (including, without limitation, with respect to equity, any preemptive right, right of first refusal, put, call or other restriction on transfer, and, with respect to Intellectual Property any license, covenant, release or immunity). The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Company, any other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

Section 2.09 Binding Obligations. The Merger Documents constitute the legal,  valid  and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 2.10 Broker's and Finder's Fees. No Person has, or as a result of the transactions contemplated or described herein will have, any right or valid claim against the Company, Parent, SubCo or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Section 2.11 Financial Statements. The Company's audited financial statements for the year ended December 31, 2018(the " Financial Statements") have been prepared in accordance with International Financial Reporting Standards ("IFRS") and are based on the books and records of the

Company and fairly present the financial condition of the Company as at the dates thereof and the results of the operations for such period and will have been audited by an independent accounting firm registered under the Canadian Public Accountability Board ("CPAB").

Section 2.12 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.12, the Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing except as disclosed in the Financial Statements or the notes to the Financial Statements, or current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Financial Statement Date, none of which (individually or in the aggregate) has had or will have a material adverse effect on the Condition of the Company.

Section 2.13 Changes. Except as set forth on Schedule 2.13, since December 31, 2018 the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except for fees, expenses and liabilities incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary course of business, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown in the Financial Statements and current liabilities incurred since December 31, 2018 in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice or as described in the Disclosures, or entered into any employment agreement, (i) issued or sold any shares of capital stock, bonds, notes, debentures or other securities of the Company or granted any options (including employee stock options), warrants or other rights with respect thereto, (j) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (k) suffered or experienced any change in, or condition affecting, the Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (l) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (m) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (n) suffered any material loss not reflected in the Financial Statements or its statement of income for the period ended on the Financial Statement Date, (o) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant or (p) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

Section 2.14  Assets and Contracts.

(a)
Schedule 2.14(a) contains a true and complete list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $50,000, including a brief description of each item and of the nature of the interest of the Company therein. All the real property listed in the Disclosures is leased by the Company under valid and enforceable lease agreements, copies of which have been provided to Parent and SubCo; such leases are enforceable in accordance with their terms, and to the Company's knowledge there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

(b)
Except as expressly set forth on Schedule 2.14(b) or the Financial Statements or the notes thereto or as contemplated by this Agreement, the Company is not a party to any written agreement not made in the ordinary course of business that is material to the Company. Except as set forth in the Disclosures or as contemplated by this Agreement, the Company is not a party to or otherwise bound by any written (a) agreement with any labor union, agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which the Company is a lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $50,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is a lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) material distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register its securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months after the Closing Date that involves an expenditure or receipt by the Company in excess of $50,000. Except as set forth on Schedule 2.14(b), none of the agreements, contracts, leases, instruments or other documents or arrangements described in the Disclosures requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby. For purposes of this Agreement, an "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

(c)
The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the material contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the knowledge of the Company, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

Section 2.15 Employees. the Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company.

Section 2.16  Tax Returns and Audits.

(a)
All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid on or prior to the date hereof with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company's federal income tax returns has been audited by any governmental authority; and none of the Company's state or local income or franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Financial Statements are and will be sufficient for the payment of all unpaid Taxes known to and payable by the Company as of the Financial Statement Date. Since the Financial Statement Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes (including, without limitation, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. To the Company's knowledge, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company is not obligated to make a payment, nor is it a party to any agreement that under certain circumstances could obligate it to make a payment that would not be deductible under Section 280G of the Code. The Company has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. The Company (i) is not a party to, nor is it bound by or obligated under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements"), and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements.

(b)	For purposes of this Agreement, the following terms shall have the meanings provided below:

(i)
"Tax" or "Taxes" shall mean (a) any and all material taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, without limitation, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Treasury Regulation section 1.1502- 6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

(ii)
"Tax Return" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

Section 2.17  Patents and Other Intangible Assets.

(a)
As used herein, "Intellectual Property" means: (i) patents, patent applications of any kind (including, without limitation, provisional, utility, divisions, continuations, continuations in part and renewal applications and foreign counterparts thereof), inventions, discoveries, inventor's certificates, and invention disclosures (whether or not patented), and any renewals, extensions, re-examinations, supplementary protection certificates or reissues thereof, in any jurisdiction; (ii) rights in registered and unregistered trademarks, trade names, service marks, brand names, certification marks, trade dress, logos, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (iii) domain names, uniform resource locators and other names and locators associated with the Internet, and any and all applications or registrations therefor; (iv) all trade secrets, and other confidential information including technology, know how, data, processes, schematics, business methods, formulae, drawings, designs, compositions of matter, techniques, improvements, methods (including manufacturing methods), clinical and regulatory strategies, formulations, manufacturing data and processes specifications, manuals, research and development/clinical proposals and proprietary customer and supplier lists, and all documentation relating to any of the foregoing ("Trade Secrets"); (v) copyrighted and copyrightable writings, published and unpublished writings and other works, whether copyrightable or not, in any jurisdiction, registrations or applications for registration of copyrights in any jurisdiction, designs, schematics and specifications, derivative works in any jurisdiction for the foregoing, and any renewals or extensions thereof or moral rights related thereto; (vi) rights under all agreements, including agreements with any Person, relating to the foregoing; (vii) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing; and (viii) any and all other intellectual property or proprietary rights relating to any of the foregoing Schedule 2.17(a) contains a true and complete list of all Intellectual Property (as defined below) presently owned, possessed, used or held by the Company ("Company Intellectual Property"), and the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions, or, in the case of the Company Intellectual Property licensed to the Company, the Company has the right to use the same. Schedule 2.17(a) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. All Company Intellectual Property (i) is subject to no pending or, to the Company's knowledge, threatened challenge, and (ii) can and will be held by the Surviving Corporation as a result and immediately following the consummation of the Merger in the same manner and capacity as it is held by the Company as of the date hereof and without the consent of any Person other than the Company. Neither the execution nor delivery of the Merger Documents, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

(b)
Except as set forth on Schedule 2.17(b), the Company (i) to its knowledge, owns or has the right to use, free and clear of all Liens, claims and restrictions, all Company Intellectual Property used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property with respect to the use thereof or in connection with the conduct of its business or otherwise.

(c)
To the knowledge of the Company, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party of any of the Company Intellectual Property, including by any employee or former employee of the Company; provided, however, that the possibility exists that other Persons, completely independently of the Company or its employees or agents, could have developed Intellectual Property similar or identical to that of the Company.

(d)
Each employee of, or consultant to, the Company, that has performed services significant to the Company's Intellectual Property has entered into an agreement to assign to the Company any and all rights, title and interest in and to any ideas, inventions or other Intellectual Property comprising the Company's Intellectual Property, including any moral rights the Company may have in such Intellectual Property.

(e)
The Company has taken reasonable precautions customary in the territory and industry in which the Company operates to protect the secrecy, confidentiality, and value of its material Trade Secrets (as defined below), that it intends to maintain as Trade Secrets. Such Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated for the benefit of any Person (other than the Company), except pursuant to a properly executed standard confidentiality and non-disclosure agreement and, to the knowledge of the Company, no Person has materially breached such agreement. No third party has challenged any of the Company's Trade Secrets in any action or proceeding or, to the knowledge of the Company, threatened to do so.

Section 2.18  Employee Benefit Plans; ERISA.

(a)
There are no "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA")) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of any type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. Any such plans listed on Schedule 2.18 hereto are hereinafter referred to as the "Employee Benefit Plans."

(b)	All current and prior material documents, including all amendments thereto, with respect to each Employee Benefit Plan have been made available to Parent and SubCo or their advisors.

(c)	To the knowledge of the Company, all Employee Benefit Plans are in material compliance with the applicable requirements of ERISA, the Code and any other applicable state, federal or foreign law.

(d)
There are no pending claims or lawsuits that have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance that might reasonably be expected to form the basis of any such claim or lawsuit.

(e)
There is no pending or, to the knowledge of the Company, contemplated investigation, or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

(f)
No actual or, to the knowledge of the Company, contingent liability exists with respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of the Company, and no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

(g)
No events have occurred or are expected to occur with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

Section 2.19 Title to Property and Encumbrances.  The Company has good and marketable title to all properties and assets used in the conduct of its business (except for property held under valid and subsisting leases that are in full force and effect and which are not in default) free of all Liens and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Financial Statements, except for property disposed of in the usual and ordinary course of business since the Financial Statement Date and for property held under valid and subsisting leases that are in full force and effect and that are not in default. For purposes of this Agreement, "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

Section 2.20 Condition of Properties. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in reasonably good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

Section 2.21 Litigation.  There is no legal action, suit, arbitration or other legal, administrative  or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 2.22  Licenses.  The Company possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect.

Section 2.23 Interested Party Transactions.  No officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

Section 2.24  Environmental Matters.

(a)	For purposes of this Agreement, the following terms shall have the meanings provided below:

(i)
"Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136, et seq. and comparable state statutes dealing with the registration, labeling and use of pesticides and herbicides; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq.; as any of the above statutes have been amended as of the date hereof, all rules, regulations and policies promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule, regulation or policy governing environmental matters, as the same have been amended as of the date hereof.

(ii)
"Hazardous Material" shall mean any substance or material meeting any one or more of the following criteria: (a) it is or contains a substance designated as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law; (b) its presence at some quantity requires investigation, notification or remediation under any Environmental Law; or (c) it contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, petroleum hydrocarbons, petroleum derived substances or waste, pesticides, herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

(b)
To the knowledge of the Company, the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous Materials on any real property on which it now has or previously had any leasehold or ownership interest, except in compliance with all applicable Environmental Laws.

(c)
To the knowledge of the Company, the historical and present operations of the business of the Company are in compliance with all applicable Environmental Laws, except where any non-compliance has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company.

Section 2.25 Questionable Payments. Neither the Company nor any director, officer or, to the best knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 2.26 Obligations to or by Stockholders. Except as set forth on Schedule 2.26, the Company has no liability or obligation or commitment to any Stockholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

Section 2.27 Disclosure. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBCO

Parent and SubCo represent and warrants to the Company as follows, and acknowledges that the Company is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

Section 3.01 Organization and Standing. Parent is a corporation duly organized and existing in good standing under the laws of British Columbia. SubCo is a corporation duly organized and existing in good standing under the laws of the State of California. Parent and SubCo have heretofore delivered to the Company complete and correct copies of their respective charter documents and By-laws as now in effect. Parent and SubCo have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor SubCo has any subsidiaries (except Parent's ownership of SubCo). Parent owns all of the issued and outstanding capital stock of SubCo free and clear of all Liens, and there are no outstanding options, warrants or rights to purchase capital stock or other securities of SubCo, other than the capital stock owned by Parent. Unless the context otherwise requires, all references in this Article III to "Parent" shall be treated as being a reference to Parent and SubCo taken together as one enterprise.

Section 3.02 Corporate Authority. Each of Parent and/or SubCo (as the case may be) has full corporate power and authority to enter into the Merger Documents and the other agreements to be made pursuant to the Merger Documents, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documents and such other agreements and documents by Parent and/or SubCo (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing.

Section 3.03 Broker's and Finder's Fees. No Person is entitled by reason of any act or omission of Parent or SubCo to any broker's or finder's fees,

commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby.

Section 3.04 Capitalization of Parent. The authorized capital stock of Parent consists of 100 shares of common stock, without par value. Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock or any other security of Parent or SubCo, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock or any other security of Parent or SubCo There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person.

Section 3.05 SubCo SubCo is a wholly-owned Californian subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

Section 3.06 Validity of Shares. The shares of Parent Common Stock to be issued at the Closing pursuant to Section 1.06(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and non- assessable. The issuance of the Parent Common Stock upon consummation of the Merger pursuant to Section 1.06(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state "Blue Sky" or securities laws.

Section 3.07 Governmental Consents. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or SubCo required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

Section 3.08 Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent and/or SubCo of this Agreement, the Certificate of Merger and the other agreements to be made by Parent or SubCo pursuant to or in connection with this Agreement or the Certificate of Merger and the consummation by Parent and/or SubCo of the transactions contemplated by the Merger Documents will not cause Parent and/or SubCo to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency or government, (c) any order, judgment or decree of any court or (d) any provision of their respective charters or By- laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or SubCo is a party or by which Parent and/or SubCo or any of their respective properties is bound.

Section 3.09 No General Solicitation. In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Common Stock by any form of general solicitation or advertising.

Section 3.10 Binding Obligations. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or SubCo (as the case may be), each is enforceable against it and/or them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

Section 3.11 Absence of Undisclosed Liabilities. Neither Parent nor SubCo has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing.

Section 3.12 Tax Returns and Audits. All required federal, state and local Tax Returns of Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid on or prior to the date hereof with respect to the periods covered by such returns have been paid to the extent that the same are material and have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a Tax deficiency assessed against it. None of Parent's federal income, state and local income and franchise tax returns has been audited by any governmental authority. The reserves for Taxes reflected on the Parent Financial Statements are sufficient for the payment of all unpaid Taxes payable by Parent with respect to the period ended on the Parent Financial Statement Date. To Parent's knowledge, there are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.

Section 3.13 Litigation.  There is no legal action, suit, arbitration or other legal, administrative  or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or SubCo or any of their respective properties, assets or businesses. To the knowledge of Parent, neither Parent nor SubCo is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

Section 3.14 Questionable Payments. Neither Parent, SubCo  nor, to the knowledge of Parent, any director, officer, agent, employee or other Person associated with or acting on behalf of Parent or SubCo has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.15 Employees. Other than pursuant to ordinary arrangements of at-will employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

Section 3.16 Disclosure. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV.
ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS

Section 4.01 Prior to the Effective Time, a Stockholder Representation Letter in the form attached hereto as Exhibit E ("Stockholder Representation Letter") shall be mailed to each holder of record of Company Stock that is to be converted pursuant to hereof into the right to receive Parent Common Stock, which shall contain the representations, warranties and covenants of such Stockholder as set forth therein, including without limitation, (i) that such Stockholder has full right, power and authority to deliver such Company Stock and Stockholder Representation Letter, (ii) that the delivery of such Company Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected, (iii) that such Stockholder has good, valid and marketable title to all shares of Company Stock indicated in such Stockholder Representation Letter and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Stock, (iv) whether such Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act, and that such Stockholder is acquiring Parent Common Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Common Stock in violation of the Securities Act or the securities laws of any state, and (v) that such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Common Stock and has obtained any additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Company Stock shall pass, only after the Effective Time and upon delivery to Parent (or an agent of Parent) of (x) certificates, if any, evidencing ownership thereof as contemplated by Section 1.07 hereof (or affidavit and indemnification regarding a lost or undelivered certificate), and (y) the Stockholder Representation Letter containing the representations, warranties and covenants contemplated by this Article IV.

Section 4.02 Prior to the Effective Time, a Warrantholder Acknowledgment and Representation Letter in the form attached hereto as Exhibit F (the "Warrantholder Representation Letter") shall be mailed to each holder of record of Company Warrants, and such Warrantholder Representation Letter shall contain the representations, warranties and covenants of such Stockholder as set forth therein.

ARTICLE V.
CONDUCT OF BUSINESSES PENDING THE MERGER.

Section 5.01 Conduct of Business by the Company Pending the Merger. Except as set forth on Schedule 5.01, prior to the Effective Time, unless Parent or SubCo shall otherwise agree in writing or as otherwise contemplated by this Agreement or the other agreements contemplated hereby:

(a)	the business of hte Company shall be conducted only in the ordinary course;

(b)
the Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its Certificate of Incorporation or By-laws except to effectuate the transactions contemplated herein or therein or in the Disclosures or (iii) split, combine or reclassify the outstanding Company Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

(c)
the Company shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Stock, except to issue shares of Company Stock in connection with any matter contemplated herein or therein or relating to the Disclosures (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d)
the Company shall use its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it; and

(e)
the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing.

Section 5.02 Conduct of Business by Parent and SubCo Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement or the other agreements contemplated hereby:

(a)
the business of Parent and SubCo shall be conducted only in the ordinary course; provided, however, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or SubCo or the Surviving Corporation immediately following the Effective Time;

(b) (ii)
neither Parent nor SubCo shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock;

amend its charter or by-laws other than to effectuate the transactions contemplated hereby; or

(iii)	split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

(c)
except in connection with the Merger, neither Parent nor SubCo shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (ii) acquire or dispose of any assets (except for dispositions in connection with Section 5.02(a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

(d)
neither Parent nor SubCo will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Parent or SubCo or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement, but for greater certainty shall not include any transactions or business combinations taking effect in connection with the Merger or the entity being created upon completion of the Merger. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(e)	neither Parent nor SubCo will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

ARTICLE VI. ADDITIONAL AGREEMENTS

Section 6.01 Access and Information. The Company, on the one hand, and Parent and SubCo,  on the other hand, shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information and shall use such information only to effect the transactions contemplated hereby and as otherwise expressly permitted herein (other than such information that (a) is already in such party's possession or (b) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (c) becomes available to such party on a non-confidential basis from a source other than the other party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to the other party hereto until such time as such information is otherwise publicly available; provided, however, that (i) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information and bound by confidentiality and non-use obligations no less restrictive than those set forth herein), (ii) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (iii) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request or applicable laws or rules of the Commission; provided, however, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information that is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

Section 6.02 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, consents, approvals and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, SubCo and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, SubCo and the Company shall take all such necessary action.

Section 6.03 Publicity. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for the Parent Common Stock, provided, that in such case Parent will use its best efforts to allow the Company to review and reasonably approve any such press release or public announcement prior to its release.

Section 6.04 Appointment of Directors and Officers. As of the Effective Time, Parent shall  cause the persons listed as officers and directors in Exhibit D hereto to be elected to the Board of Directors of Parent or appointed to the offices of Parent as set forth therein. At the first annual meeting of Parent's stockholders and thereafter, the election of members of Parent's Board of Directors shall be accomplished in accordance with the By-laws of Parent and the rules of the Commission.

Section 6.05 Parent Name. The parties acknowledge and agree that Parent has authorization for use of the name "Juva Life Inc.", and to the extent the Company holds any rights in or to such name, the Company hereby grants to Parent a non-exclusive right to use such name, including, without limitation, any trade name, service name, service mark or trade dress rights of the Company therein or thereto.

Section 6.06 Disclosure. Concurrently with the execution of this Agreement, the Company shall deliver to Parent and SubCo all schedules and exhibits to be attached hereto. Such schedules and exhibits, including, without limitation, the Disclosures, and all updates thereto shall be prepared in good faith and contain accurate, true, correct and complete information. From the date of execution of this Agreement through the Closing, the Company will promptly notify Parent and SubCo if the Company becomes aware of any fact, circumstance or condition that causes or constitutes a breach of any of the Company's representations or warranties (with each such fact, circumstance or condition, an "Update"). Should any such fact, circumstance or condition require any change in the Disclosures if the Disclosures were dated the date of the occurrence or discovery of such fact, circumstance or condition, the Company will promptly deliver to Parent and SubCo a written description of the Update which shall amend and supplement the Disclosures for purposes of determining the accuracy of any representations and warranties made by the Company in this Agreement and whether the conditions set forth in Article VII have been satisfied.

Section 6.07 Broker's and Finder's Fees. Parent and SubCo jointly and severally, on the one hand, and the Company, on the other hand, shall indemnify and hold each other harmless from and against any and all claims, losses or liabilities for any finder, broker or similar commission, fee or other compensation as a result of the claim by any Person that the indemnifying party or parties introduced or assisted them in connection with the transactions contemplated by or described herein.

Section 6.08 Transfer Restrictions.

(a)
The Company realizes that the Parent Common Stock to be received by the Stockholders pursuant to Section 1.06(a) (the "Merger Consideration") is not registered under the Securities Act, or any foreign or state securities laws. The Company agrees that the Merger Consideration may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred (collectively, a "Transfer") by the recipient thereof except in compliance with the Securities Act, if applicable, and applicable foreign and state securities laws. The Company understands that the Merger Consideration can only be Transferred pursuant to registration under the Securities Act or pursuant to an exemption therefrom. The Company understands that to Transfer the Merger Consideration may require in some jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction.

(b)
To enable Parent to enforce the transfer restrictions contained in Section 6.10(a), the Company hereby consents to the placing of legends upon stock certificates representing, and stop-transfer orders with the transfer agent of the Parent Common Stock with respect to, the Merger Consideration, including, without limitation, the following:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

ARTICLE VII.
CONDITIONS TO PARTIES' OBLIGATIONS

Section 7.01 Conditions to Parent and SubCo Obligations. The obligations of Parent and SubCo under this Agreement and the Certificate of Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by Parent:

(a)
The representations and warranties of the Company under this Agreement, as modified or qualified by any Disclosure or Update, shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)
The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

(c)
No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(d)	Parent and SubCo shall have received the following:

(i)
Copies of resolutions of the Board of Directors and the Stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documents and all other documents and instruments to be delivered pursuant hereto and thereto.

(ii)
A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Certificate of Incorporation and By-laws of the Company delivered to Parent and SubCo at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

(iii)
A certificate, dated as of the Closing Date, executed by the President and Chief Executive Officer of the Company certifying that the conditions set forth in this Section 7.01 with respect to the Company have been satisfied.

(iv)
Evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of the Company issued by the Secretary of State of the State of California and evidence that the Company is qualified to transact business as a foreign corporation and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

(v)
Such additional supporting documentation and other information with respect to the transactions contemplated hereby as Parent and SubCo may reasonably request not less than five (5) business days prior to the Closing Date.

(e)
Not less than the requisite Stockholders as required by the CCC shall have approved, by written consent or by a vote at a duly noticed meeting of the Stockholders pursuant to the CCC, this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger.

(f)	Parent shall have received Stockholder Representation Letters executed by all Stockholders of the issued and outstanding shares of Company Stock.

(g)	Since the date of this Agreement, there shall not have been any material adverse effect with respect to the Company.

(h)
The dissenting Stockholders for which demands for an appraisal thereof have not been withdrawn or for which the holders thereof have not failed to perfect or otherwise waived or lost appraisal rights under the applicable provisions of Chapter 13 of the CCC shall hold less than fifty percent (50%) of the issued and outstanding shares of Company Stock.

(i)
All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Parent and SubCo The Company shall furnish to Parent and SubCo such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.01 as Parent or its counsel may reasonably request.

Section 7.02 Conditions to the Company's Obligations. The obligations of the Company under this Agreement and the Certificate of Merger are subject to the fulfillment, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)	The representations and warranties of Parent and SubCo under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

(b)
Parent and SubCo shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Certificate of Merger to be performed or complied with by them on or before the Closing Date.

(c)	The Company shall have received the following:

(i)
Copies of resolutions of Parent's and SubCo's respective boards of directors and the sole stockholder of SubCo, certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

(ii)
A certificate of incumbency executed by the respective Secretaries of Parent and SubCo certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Agreement and further certifying that the charters and By-laws of Parent and SubCo appended thereto have not been amended or modified.

(iii)
A certificate, dated as of the Closing Date, executed by the President and Chief Financial Officer of each of the Parent and SubCo, certifying that the conditions set forth in this Section 7.02 with respect to Parent and SubCo have been satisfied.

(iv)
Evidence as of a recent date and within five (5) days of the Closing Date of the good standing and corporate existence of each of Parent and SubCo issued by the registrar of Companies of British Columbia and the Secretary of State of the State of California, respectively, and evidence that Parent and SubCo are qualified to transact business as foreign corporations and are in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

(v)
Such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request not less than five (5) business days prior to the Closing Date.

(d)
Not less than the requisite Stockholders as required by the CCC shall have approved, by written consent or by a vote at a duly noticed meeting of the stockholders pursuant to the CCC, this Agreement and the Certificate of Merger and the transactions contemplated and described hereby and thereby, including, without limitation, the Merger.

(e)	As of immediately prior to the Effective Time, the total number of issued and outstanding shares of Parent Common Stock shall not exceed 100 shares of Parent Common Stock.

(f)
All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and SubCo shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.02 as the Company may reasonably request.

(g)
No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documents.

(h)
The Parent shall have entered into a side letter agreement with Doug Chloupek and Rakesh Patel whereby they will be eligible to receive certain performance-based compensation, in a form mutually acceptable to the parties, which side letter agreement shall be in full force and effect as of the Effective Time.

ARTICLE VIII.
NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of the parties made in Article II and Article III of this Agreement (including the Schedules to this Agreement, which are hereby incorporated by reference) shall not survive beyond the Effective Time. This Article VIII shall not limit any claim in any way based upon any certificate, opinion, covenant, or agreement which by its terms is relied upon by a party or contemplates performance after the Effective Time or pursuant to any other certificate, statement or agreement or any claim for fraud.

ARTICLE IX. TERMINATION PRIOR TO CLOSING

Section 9.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a)	By the mutual written consent of the Company, SubCo and Parent;

(b)
By the Company, if Parent or SubCo (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, including those set forth in Section 6.09 or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and SubCo, as applicable, of its intent to terminate this Agreement pursuant to this paragraph (b);

(c)
By Parent and SubCo if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or SubCo has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

(d)
By either the Company, on the one hand, or Parent and SubCo, on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, SubCo or the Company that prohibits or materially restrains any of them from consummating the transactions contemplated hereby, provided that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry by any such court or governmental or regulatory agency; or

(e)
By either the Company, on the one hand, or Parent and SubCo, on the other hand, if the Closing has not occurred on or prior to July 31, 2019, or as otherwise agreed between the parties, for any reason other than delay or nonperformance of the party seeking such termination.

Section 9.02 Termination of Obligations. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder, except for the obligations under Section 10.03 and Section 10.14; provided, however, that termination pursuant to paragraphs (b) or (c) of Section 9.01 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

ARTICLE X. MISCELLANEOUS

Section 10.01 Notices. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally, by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

(a)	If to Parent or SubCo: Juva Life Inc. 885 West Georgia Street, Suite 1400 Vancouver, British Columbia, Canada V6C 3E8 Attention: Mathew Lee With a copy

McMillan LLP
Suite 1500, PO Box 1117
Vancouver, British Columbia, Canada V6E 4N7
Attention: Desmond Balakrishnan

(b)	If to the Company: Juva Life Inc.
177 Park Ave, #200 San Jose, California 95113
Attention: Douglas Chloupek With a copy to:
Greenberg Traurig, LLP 1201 K Street, Suite 1100
Sacramento, California 95814 Attention: Mark C. Lee, Esq.

Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing.

Section 10.02 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

Section 10.03 Expenses. It is understood by the parties that all costs incurred in connection with pursuing and implementing the transactions contemplated herein will be borne by the party incurring the costs.

Section 10.04 Time. Time is of the essence in the performance of the parties' respective obligations herein contained.

Section 10.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.06 Waiver. At any time prior to the Effective Time, Parent or SubCo, on the one hand, or the Company, on the other hand, may with respect to the other party(ies) hereto (a) extend the time for performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) unless prohibited by applicable law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 10.07 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.08 Attorneys Fees. If any action or proceeding relating to this Agreement, or the enforcement of any provision of this Agreement is brought by a party hereto against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

Section 10.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; provided, however, that no party hereto shall directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of the others, which may be withheld in its sole discretion, and any such transfer or assignment without said consent shall be void.

Section 10.10 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

Section 10.11 Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties. This Agreement, to the extent a signed version hereof or signature hereto is delivered by means of a facsimile machine or electronic mail (any such delivery, an "Electronic Delivery"), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

Section 10.12 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

Section 10.13 Section Headings and Gender. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 10.14 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of laws thereof.

Section 10.15 Amendment. This Agreement may be amended solely by a writing executed and delivered by each of the parties hereto; provided, that, subsequent to approval of this Agreement by the Stockholders, this Agreement may not be amended to: (a) change the amount or kind of shares or other securities, interests, obligations, rights to acquire shares or other securities, cash, or other property to be received by the Stockholders upon conversion of their shares of Company Stock hereunder; (b) change the Certificate of Incorporation of the Company that will be the Certificate of Incorporation of the Surviving Corporation after the Closing, except for changes permitted by applicable provisions of CCC or other applicable law and changes that are expressly set forth herein; or (c) change any of the other terms or conditions of the Agreement if the change would adversely affect the Stockholders in any material respect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first written above.

PARENT:
JUVA LIFE INC.

By:	/s/ Mathew Lee
Name: Mathew Lee
Title: Director

SUBCO:
JUVA HOLDINGS (CALIFORNIA) LTD.

By:	/s/ Mathew Lee
Name: Mathew Lee
Title: Director

THE COMPANY:
JUVA LIFE INC.

By:	/s/ Doug Chloupek
Name: Doug Chloupek
Title: Chief Executive Officer

[COUNTERPART SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A CERTIFICATE OF MERGER

EXHIBIT B

CERTIFICATE OF INCORPORATION OF THE COMPANY

EXHIBIT C

BY-LAWS OF THE COMPANY

EXHIBIT D

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

Directors:

1.	Doug Chloupek
2.	Dr. Rakesh Patel
3.	Norton Singhavon
4.	TBD (nominated by Juva Board)
5.	TBD (nominated by Juva Board)

Officers:

Name:        Position:
Doug Chloupek  President and Chief Executive Officer
Mathew Lee                              Treasurer, Chief Financial Officer, and Secretary

EXHIBIT E

STOCKHOLDER REPRESENTATION LETTER

TO:                   JUVA LIFE INC. (the "Purchaser")
RE:	ACQUISITION OF PAYMENT SHARES (the "Securities") OF PURCHASER PURSUANT TO PLAN OF MERGER (the "Plan of Merger") AND DELIVERY OF SHARES OF JUVA LIFE INC. (the "Purchased Shares")

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Plan of Merger to which this Exhibit is attached. In the event of a conflict between the terms of this certification and such Plan of Merger, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Plan of Merger to which this Exhibit is attached, the undersigned (the "U.S. Securityholder") covenants, represents and warrants to the Purchaser that:

(a)	It has full right, power and authority to deliver its Purchased Shares and this stockholder representation letter (the "Representation Letter").

(b)
The delivery of its Purchased Shares and the Representation Letter will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which the U.S. Securityholder is bound or affected.

(c)
It is the registered and beneficial holder of that number of Purchased Shares as set forth in the signature block below, has good, valid, and marketable title to all Purchased Shares indicated in this Representation Letter and is not affected by any voting trust, agreement or arrangement affecting the voting rights of the Purchased Shares.

(d)
It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Plan of Merger and owning the Securities.

(e)
The Purchaser has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Plan of Merger and it has had access to such information concerning the Purchaser as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Purchaser's public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the U.S. Securityholder's satisfaction.

(f)
It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the U.S. Securityholder from selling or otherwise disposing of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(g)
The address of the U.S. Securityholder set out in the signature block below is the true and correct principal address of the U.S. Securityholder and can be relied on by the Purchaser for the purposes of state blue-sky laws and the U.S. Securityholder has not been formed for the specific purpose of purchasing the Securities.

(h)
It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(i)	The U.S. Securityholder is

1.
   (i) an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix A hereto (please hand-write your initials on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof; or

2.
   (ii) not an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act, has a pre-existing substantive relationship with the Purchaser, and has completed Appendix B hereto, which forms an integral part hereof.

(j)
The U.S. Securityholder has not purchased the Securities as a result of any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(k)
It acknowledges that the Securities will be "restricted securities", as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to the Purchaser;
(ii)
outside the United States in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii)
in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv)
in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities, and, in the case of each of (iii) and (iv) above, it has prior to such sale furnished to the Purchaser an opinion of counsel in form and substance reasonably satisfactory to the Purchaser stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (n) below may be removed.

(l)
It understands and agrees that the Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(m)
It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

(n)
The certificates representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if the Securities were issued at a time when the Purchaser qualifies as a "foreign private issuer" as defined in Rule 405 under the U.S. Securities Act, and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Purchaser, in substantially the form set forth as Appendix C attached hereto (or in such other forms as the Purchaser may prescribe from time to time) and, if requested by the Purchaser or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Purchaser and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to the Purchaser, the legend may be removed by delivery to the registrar and transfer agent and the Purchaser of an opinion of counsel, of recognized standing reasonably satisfactory to the Purchaser, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(o)	The certificates representing the Securities will also be imprinted with a restrictive legend substantially in the following form pursuant to Canadian Securities Laws:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA."

(p)
It understands and agrees that there may be material tax consequences to the U.S. Securityholder of an acquisition, holding or disposition of any of the Securities. Purchaser gives no opinion and makes no representation with respect to the tax consequences to the U.S. Securityholder under United States, state, local or foreign tax law of the undersigned's acquisition, holding or disposition of such Securities. In particular, no determination has been made whether the Purchaser will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(q)
It consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described in this certification and the Plan of Merger.

(r)
It understands that (i) the Purchaser may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a "Shell Company"), (ii) if the Purchaser is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities, and (iii) the Purchaser is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(s)
It understands and agrees that the financial statements of the Purchaser have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(t)
It understands and acknowledges that the Purchaser is incorporated outside the United States, consequently, it may be difficult to provide service of process on the Purchaser and it may be difficult to enforce any judgment against the Purchaser.

(u)
It understands that the Purchaser does not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or "blue-sky" laws or to take action so as to permit resales of the Securities. Accordingly, the U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the U.S. Securityholder understands it must bear the economic risks of the investment in the Securities for an indefinite period of time.

3. The foregoing representations contained in this certificate are true and accurate as of the   date of this certificate and will be true and accurate as of the Time of Closing. If any such representations shall not be true and accurate prior to the Time of Closing, the undersigned shall give immediate written notice of such fact to the Purchaser prior to the Time of Closing.

Dated                                       2019.

X Signature of individual (if U.S. Securityholder is an individual)

X Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Number of Purchased Shares Held (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "A" to
U.S. Representation Letter for U.S. Securityholders

To be completed by Securityholders that are U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Plan of Merger and the Exhibit E to which this Appendix is attached, the undersigned (the "U.S. Securityholder") covenants, represents and warrants to the Purchaser that the U.S. Securityholder is an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials
Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors" (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

2. Initials	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;
3. Initials
Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials
Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials
A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth,

(i) the person's primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability);

6. Initials
A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

7. Initials	Any director or executive officer of Purchaser; or
8. Initials
Any entity in which all of the equity owners meet the requirements of at least one of the above categories – if this category is selected, you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

ONLY U.S. SECURITYHOLDERS WHO ARE ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated                                       2019.

X Signature of individual (if U.S. Securityholder is an individual)

X Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Number of Purchased Shares Held (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "B" to
U.S. Representation Letter for U.S. Securityholders

To be completed by U.S. Securityholders that are not U.S. Accredited Investors

In addition to the covenants, representations and warranties contained in the Plan of Merger and the Exhibit E to which this Appendix is attached, the undersigned (the "U.S. Securityholder") covenants, represents and warrants to the Purchaser (also referred to herein as the "Company") that the U.S. Securityholder understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Securities to the U.S. Securityholder contemplated by the Plan of Merger is intended to be a private offering pursuant to Section 4(a)(2) of the U.S. Securities Act.
Your answers will at all times be kept strictly confidential. However, by signing this suitability questionnaire (the "Questionnaire") the U.S. Securityholder agrees that the Company may present this Questionnaire to such parties as may be appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration of the private offering under the federal or state securities laws or if the contents are relevant to issue in any action, suit or proceeding to which the Company is a party or by which it is or may be bound. A false statement by the U.S. Securityholder may constitute a violation of law, for which a claim for damages may be made against the U.S. Securityholder. Otherwise, your answers to this Questionnaire will be kept strictly confidential.
Please complete the following questionnaire:

1. Relationship to the Officers of Directors

Are you a relative of a director, senior officer or control person of the Company:	Yes:	No:
If yes, state the name of the director, senior officer or control person of the Company
If yes, state the relationship to the director, senior officer or control person of the Company

2.	Close Friend of Officer or Director
Are you a close personal friend of a director, senior officer or control person of the Company:	Yes:	No:
If yes, state the name of the director, senior officer or control person of the Company
If yes, state how long you have known the director, senior officer or control person of the Company

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

3.	Close Business Associate of an Officer or Director
Are you a close business associate of a director, senior officer or control person of the Company:	Yes:	No:
If yes, state the name of the director, senior officer or control person of the Company
If yes, describe your business relationship with the director, senior officer or control person of the Company

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the individual and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

4.	Income

"income" shall mean adjusted gross income as reported for federal tax purposes reduced by (a) any deduction for long term capital gain, (b) any deduction for depletion, (c) any exclusion for interest and (d) any losses allocated to the U.S. Securityholder as an individual

(a)	Was your annual income for the calendar year ended December 31, 2018 over US$150,000?

Yes	No

(b)	Was your annual income for the calendar year ended December 31, 2017 over $150,000?
Yes	No

(c)	Do you anticipate that your annual income for the year ended December 31, 2019 will be over $150,000?
Yes	No

(d)	Do you anticipate that your current amount of income will change in the foreseeable future?
Yes	No

If so, when, why and to what amount will that income change?:

(e)	If your responses to questions 4(a) through 4(c) were "No," please provide your annual income for the calendar years ending December 31, 2018 and December 31, 2017.
December 31, 2018:	$
December 31, 2017:	$

(f)	If your responses to questions 4(a) through 4(c) were "No," please provide your annual income for the calendar years ending December 31, 2018 and December 31, 2017.
December 31, 2018:	$
December 31, 2017:	$

5.	Net Worth

(a)
Please provide your net worth (for the purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of Securities contemplated by the accompanying Plan of Merger, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of the Securities contemplated by the accompanying Plan of Merger exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability)

Net worth:	$

(b)	Does your proposed purchase of the Securities exceed:

10% of your net worth (excluding your personal residence, home furnishings and automobiles)?
20% of your net worth (excluding your personal residence, home furnishings and automobiles)?

6.	Educational Background

(a)	Briefly describe educational background, relevant institutions attended, dates, degrees:

(b)
Briefly describe business involvement or employment during the past 10 years or since graduation from school, whichever period is shorter. (Specific employers need not be named. A sufficient description is needed to assist the Company in determining the extent of vocationally related experience in financial and business matters).

7.	Investment experience

(a)	Please indicate the frequency of your investment in marketable securities:

( ) Often;	( ) Occasionally;	( ) Seldom;	( ) Never.

(b)	Please indicate the frequency of your investment in commodities futures:

( ) Often;	( ) Occasionally;	( ) Seldom;	( ) Never.

(c)	Please indicate the frequency of your investment in options:

( ) Often;	( ) Occasionally;	( ) Seldom;	( ) Never.

(d)	Please indicate the frequency of your investment in securities purchased on margin:
( ) Often;	( ) Occasionally;	( ) Seldom;	( ) Never.

(e)	Please indicate the frequency of your investment in unmarketable securities;

( ) Often;	( ) Occasionally;	( ) Seldom;	( ) Never.

(f)	Have your purchased securities sold in reliance on the private offering exemptions from registration pursuant to the U.S. Securities Act or any state laws during the past three years?
Yes	No

If you answered "Yes," please provide the following information:
Year	Nature of Security	Business of Issuer	Total amount invested

(g)	Do you believe you have sufficient knowledge and experience in financial and business affairs that you can evaluate the merits and risks of a purchase of the Securities?
Yes	No

(h)
Do you believe you have sufficient knowledge of investments in general, and investments similar to a purchase of the Securities in particular, to evaluate the risks associated with a purchase of the Securities?

Yes	No

You hereby acknowledge that the foregoing statements are true and accurate to the best of your information and belief and that you will promptly notify the Company of any changes in the foregoing answers.

ONLY U.S. SECURITYHOLDERS WHO ARE NOT ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated                                       20    .

X Signature of individual (if U.S. Securityholder is an individual)

X Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Number of Purchased Shares Held (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "C" to
U.S. Representation Letter for U.S. Securityholders
FORM OF DECLARATION FOR REMOVAL OF LEGEND –
RULE 904 UNDER THE U.S. SECURITIES ACT OF 1933

To: Computershare Investor Services Inc. (the "Transfer Agent")

And To:         Juva Life Inc. (the "Company")

The undersigned (A) acknowledges that the sale of                                                                                          common shares of the Company to which this declaration relates, represented by certificate number , is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned (a) is not an "affiliate" of the Company, as that term is defined in Rule 405 under the U.S. Securities Act, or is an affiliate solely by virtue of being an officer or director of the Company, (b) is not a "distributor" as defined in Regulation S, and (c) is not an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or any other "designated offshore securities market", and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated 20 .
X Signature of individual (if Seller is an individual)

X Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller's Broker-Dealer (Required for sales pursuant to Section (B)(2)(b) above)
We have read the representation letter of (the "Seller") dated            , 20           , pursuant    to    which    the    Seller    has    requested    that    we   sell,    for    the   Seller's account,            common   shares   of  the  Company   represented by  certificate number                            (the "Common Shares"). We have executed sales of the Common Shares pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell the Common Shares was made to a person in the United States;

(2)
the sale of the Common Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market" (as defined in Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no "directed selling efforts" were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)
we have done no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

For purposes of these representations: "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares (including, but not be limited to, the solicitation of offers to purchase the Common Shares from persons in the United States); and "United States" means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Dated: 20_ .

Name of Firm
By:
Title:

EXHIBIT F
WARRANTHOLDER REPRESENTATION LETTER
[see attached]

TO:  JUVA LIFE INC. (the "Purchaser")
RE: AGREEMENT AND PLAN OF MERGER DATED MAY 15, 2019 (the "Plan of Merger") AMONG THE PURCHASER, JUVA HOLDINGS (CALIFORNIA) LTD.
("SubCo") AND JUVA LIFE INC. (the "Company")

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Plan of Merger to which this Exhibit is attached. In the event of a conflict between the terms of this certification and such Plan of Merger, the terms of this certification shall prevail.

The undersigned (the "U.S. Securityholder") acknowledges and agrees with the Purchaser that:

(a)
The Plan of Merger contemplates the merger (the "Merger") of SubCo with and into the Company in accordance with the California Corporations Code (the "CCC"), whereby the Company, as the surviving entity of the Merger, shall become a wholly-owned subsidiary of the Purchaser, and each of the Company's outstanding shares of common stock ("Company Stock") (other than those shares as to which rights of appraisal have been duly and validly perfected under Chapter 13 of the CCC) shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the one share of common stock, without par value, of Parent ("Parent Common Stock").

(b)
Purusant to Section 1.09 of the Plan of Merger, prior to the closing date of the Merger (the "Closing Date"), the outstanding common stock purchase warrants of the Company (the "Company Warrants") shall cease to represent a right to acquire shares of Company Stock and shall provide the right to acquire shares of Parent Common Stock, all in accordance with the adjustment provisions provided in the certificates representing the Company Warrants.

The U.S. Securityholder covenants, represents and warrants to the Purchaser that:

(a)	It has full right, power and authority to deliver this securityholder acknowledgement and representation letter (the "Representation Letter").

(b)
The delivery of the Representation Letter will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which the U.S. Securityholder is bound or affected.

(c)
It is the registered and beneficial holder of that number of Company Warrants as set forth in the signature block below, each of which entitles the U.S. Securityholder to purchase one share of Company Company Stock in accordance with the terms and subject to the conditions attaching to such Company Warrants.

(d)	It, has good, valid, and marketable title to all Warrants indicated in this Representation Letter, free and clear of all encumbrances.

(e)
It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Company Warrants and in any shares of Parent Common Stock that may be purchased upon exercise of Company Warrants after the Closing Date (collectively, the "Securities"), and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Plan of Merger and owning the Securities.

(f)
The Purchaser has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Plan of Merger and it has had access to such information concerning the Purchaser as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Purchaser's public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the U.S. Securityholder's satisfaction.

(g)
It will be acquiring the Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the U.S. Securityholder from selling or otherwise disposing of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(h)
The address of the U.S. Securityholder set out in the signature block below is the true and correct principal address of the U.S. Securityholder and can be relied on by the Purchaser for the purposes of state blue-sky laws and the U.S. Securityholder has not been formed for the specific purpose of purchasing the Securities.

(i)
It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(j)	The U.S. Securityholder is

i)
an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix A hereto (please hand-write your initials on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof; or

ii)
not an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act, has a pre-existing substantive relationship with the Purchaser, and has completed Appendix B hereto, which forms an integral part hereof.

(k)
The U.S. Securityholder will not acquire any Securities as a result of any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(l)
It acknowledges that the Securities will be "restricted securities", as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i)	to the Purchaser;
(ii)
outside the United States in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii)
in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws;

(iv)
or in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,and, in the case of each of (iii) and (iv) above, it has prior to such sale furnished to the Purchaser an opinion of counsel in form and substance reasonably satisfactory to the Purchaser stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (n) below may be removed.

(m)
It understands and agrees that the Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(n)
It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

(o)
The certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. [For shares of Purchaser Common Stock add: THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY  OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.]"

provided, that if the Securities were issued at a time when the Purchaser qualifies as a "foreign private issuer" as defined in Rule 405 under the U.S. Securities Act, and are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Purchaser, in substantially the form set forth as Appendix C attached hereto (or in such other forms as the Purchaser may prescribe from time to time) and, if requested by the Purchaser or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Purchaser and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to the Purchaser, the legend may be removed by delivery to the registrar and transfer agent and the Purchaser of an opinion of counsel, of recognized standing reasonably satisfactory to the Purchaser, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(l)     It understands and acknowledges that the Corporation is not obligated to remain a "foreign issuer", and may not qualify as a "foreign issuer" at the time of exercise of any Company Warrants.

(l)
The certificates issued in exchange for or in substitution of any certificates representing Company Warrants, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

THESE WARRANTS AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

(m)	The certificates representing the Securities will also be imprinted with a restrictive legend substantially in the following form pursuant to Canadian Securities Laws:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE CLOSING DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA."

(n)
It understands and agrees that there may be material tax consequences to the U.S. Securityholder of an acquisition, holding or disposition of any of the Securities. Purchaser gives no opinion and makes no representation with respect to the tax consequences to the U.S. Securityholder under United States, state, local or foreign tax law of the undersigned's acquisition, holding or disposition of such Securities. In particular, no determination has been made whether the Purchaser will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(o)
It consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described in this certification and the Plan of Merger.

(p)
It understands that (i) the Purchaser may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a "Shell Company"), (ii) if the Purchaser is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities, and (iii) the Purchaser is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(q)
It understands and agrees that the financial statements of the Purchaser have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(r)
It understands and acknowledges that the Purchaser is incorporated outside the United States, consequently, it may be difficult to provide service of process on the Purchaser and it may be difficult to enforce any judgment against the Purchaser.

(s)
It understands that the Purchaser does not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or "blue-sky" laws or to take action so as to permit resales of the Securities. Accordingly, the U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the U.S. Securityholder understands it must bear the economic risks of the investment in the Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Time of Closing. If any such representations shall not be true and accurate prior to the Time of Closing, the undersigned shall give immediate written notice of such fact to the Purchaser prior to the Time of Closing.

Dated                                       2019.

X Signature of individual (if U.S. Securityholder is an individual)

X Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Number of Purchased Shares Held (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

JUVA LIFE DISCLOSURE SCHEDULE

Schedule 1.06    List of Stockholders of the Company

Attached.

COMPANY SCHEDULES TO REPRESENTATIONS AND WARRANTIES IN SECTION 2
OF THE AGREEMENT AND PLAN OF MERGER AS OF ●, 2019

The contents of the attached Schedules are exceptions to the representations and warranties set forth in Section 2 of the Agreement and Plan of Merger (the "Agreement") dated as of ●, 2019 by and among [BC CO], a company incorporated under the laws of the Province of British Columbia, East West Petroleum (California) Ltd., a company incorporated under the laws of the State of California and Juva Life Inc. a company incorporated under the laws of the State of California (the "Company").  Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.

The inclusion in the attached Schedules of any matter or document shall not imply any representation or warranty not expressly given in the Agreement nor shall such disclosure be taken as extending the scope of any representation or warranty. Nothing in the attached Schedules constitutes an admission of liability or obligation to any third party, nor an admission to any third parties against the disclosing party's interest.

Whenever a disclosure summarizes an agreement or other document, such summary is qualified in its entirety by the terms, provisions and conditions of such agreement or other document.

Schedule 2.01(c)      Subsidiaries

1. 1177988 B.C. Ltd.
2. Precision Apothecary, Inc.
3. VG Enterprises LLC

Schedule 2.03        Capitalization of the Company

1.	Reference is made to the Financing described in Schedule 5.01.
2.	The Company Warrants.
3.	The Company has outstanding options to purchase 6,775,000 shares of common stock.

Schedule 2.04        Indebtedness

None.

Schedule 2.05       List of Stockholders of the Company

Attached.

Schedule 2.11            Financial Statements

The Company's only audited financial statements are for the period from incorporation on June 29, 2018 to July 31, 2018.

Schedule 2.12       Undisclosed Liabilities

None.

Schedule 2.13       Changes

None.

Schedule 2.14(a)        Leased Property

25571 Clawiter Road, Hayward, CA
-	Term
o	August 1, 2018 to December 31, 2022
-	Base rent
o	$22,000 per month

3363 Enterprise Avenue, Hayward, CA
-	Term
o	August 1, 2018 to January 14, 2023
-	Base rent
o	$8,593.75 per month

633 San Juan, Stockton, CA
-	Term
o	August 1, 2018 to July 31, 2023
-	Base rent
o	$13,200 per month

1903 Navy Drive, Stockton, CA
-	Term
o	August 1, 2018 to July 31, 2023
-	Base rent
o	$11,500 per month

465 Convention Way, Unit 1, Redwood City, CA
-	Term
o	December 1, 2018 to November 30, 2023
-	Base rent
o	$6,052 per month

2827 South Rodeo Gulch, Suite 9, Soquel, CA
-	Term
o	December 1, 2018 to May 30, 2019
-	Base rent
o	$3,240 per month

Schedule 2.14(b)           Contracts

1.	Consulting agreement with Jackson and Main consulting at a cost of $8,333 per month.
2.	Consulting agreement with Drivon Consulting at a cost of $3,000 per month.
3.	Various contracts related to construction build-outs.

Schedule 2.17                         Intellectual Property

1.	"FROSTED FLOWERS" registered trademark
2.	Unregistered marks/logos used by the Company: "JUVA LIFE".
3.	The following registered domain: WWW.FROSTEDFLOWERS.COM
4.	Pending applications:

Trademark	Classes	Classes & Goods (Table)	App No	App Date	Status
JUVA	40	40 - Manufacturing services for others in the field of dried plants and herbs, and live plants and plant seeds; Processing of herbs	88206128	26 Nov 2018	Pending
JUVA	31	31 - Dried plants; Herb seeds for planting; Live plants; Plant seeds	88206122	26 Nov 2018	Pending
JUVA	30	30 - Dried herbs	88206119	26 Nov 2018	Pending
JUVA	5	5 - Herbs for medicinal purposes; Medicinal herb extracts; Medicinal herbs in dried or preserved form; Medicinal herbs; Plant and herb extracts sold as components of medicated cosmetics	88206117	26 Nov 2018	Pending
JUVA	1	1 - Plant and herb extracts for use in the manufacture of cosmetics	88206114	26 Nov 2018	Pending
JUVA	42	42 - Product development for others; Research and development of new products for others	88206130	26 Nov 2018	Pending

Schedule 2.17(b)        IP Exceptions

None.

Schedule 2.18       Employee Benefit Plans

1.	2018 Equity Incentive Plan.
2.	Health, dental and vision plans
3.	Section 125 Flexible Benefit plan.

Schedule 2.23       Interested Party Transactions

The leases for Clawiter Drive in Hayward, Enterprise Drive in Hayward, and San Juan Drive in Stockton are all subleases with Best Leasing Services which is 100% owned by Doug Chloupek, CEO and majority shareholder. The lease for Navy Drive in Stockton is with Doug Chloupek, CEO and Ramaundy Springfield, each a Company shareholder. Best Leasing is charging Juva Life rent at pass through leasing costs under Master Leases plus 10% administrative fee.

Schedule 2.26       Obligations to or by Stockholders

None.

Schedule 5.01       Conduct of Business by the Company Pending the Merger

The Company is offering approximately 2,857,142 units, consisting of one share of common stock and one warrant to purchase ½ of one share of common stock at a price of $0.35 CAD per unit (the "Financing").